Exhibit 99.1

Everbridge Announces Critical Event Management and Acquisition of IDV Solutions

IDV’s Threat Assessment and Operational Visualization Solution to Become Part of Industry’s First Integrated Software Platform for Managing Critical Events

Burlington, Mass. – January 31, 2017 – Everbridge, Inc. (NASDAQ: EVBG), a global software company that provides critical communications and enterprise safety applications to help keep people safe and businesses running, today announced that it has acquired IDV Solutions, LLC, a leading provider of threat assessment and operational visualization software. IDV’s powerful Visual Command Center® (“VCC”) application displays an integrated picture of external threats and events overlaid with an organization’s people, assets and supply routes, along with other contextual information to enable timely assessment and operational response. In combination with Everbridge’s critical communication, incident management and employee safety capabilities, IDV’s VCC application will form a key component of the industry’s first Critical Event Management™ (CEM) platform for dynamically assessing, responding to, and managing the resolution of the wide range of threats and disruptions which impact organizations’ daily operations.

IDV Solutions transforms an organization’s situational intelligence and operational visibility during a critical event. The VCC application enables customers to monitor and integrate more than 100 types of threat data, as well as information on internal incidents, to generate and visualize an alert when potential risks occur within proximity of an organization’s physical locations, suppliers, assets and people. The solution improves the ability to more quickly understand and assess the impact of threats, execute the correct response, and monitor on-going resolution in order to mitigate risk to personnel safety, business continuity, assets and supply chain operations. The highly visual and intuitive VCC solution is used by global distribution companies such as Amazon, leading technology companies such as Dell and VMware, pharmaceutical giants such as Pfizer, major retailers like Tiffany & Company, large energy companies such as Noble Energy, and supply chain leaders such as XPO Logistics, as well as government entities such as St. Clair County in Michigan.

IDV has been an Everbridge strategic partner since 2014. Everbridge’s global, multi-modal communication capabilities enhance VCC’s ability to help companies take action based upon identified risks, and Everbridge’s Safety Connection® application will enable users of VCC to more dynamically locate people who may be at risk or can respond to an incident.

Industry’s First Critical Event Management (“CEM”) Platform

Everbridge is integrating its market leading critical communication, incident management (enhanced by the previously announced Crisis Commander acquisition) and employee safety capabilities with the threat assessment and visualization capabilities of the VCC application to create the industry’s first CEM platform. Everbridge’s CEM is designed to provide organizations with a single platform for managing the full array of intelligence, coordination and task execution items required to speed the response to the many critical incidents that impact daily operations, including severe weather, terrorism, workplace violence, IT outages and cyberattacks, supply chain disruptions, product recalls, environmental accidents or power outages. The annual cost of these types of events exceeded $535 billion in 2015, and they are complex to assess, manage and mitigate.

CEM will provide organizations with a more integrated operational approach to the often disparate systems used today to manage major incidents and IT operations events by delivering an end-to-end view integrating threats, operational impact and response status information on a “single pane of glass.” CEM is intended to enable corporate and government organizations to consolidate overlapping systems and drive cost efficiencies as well as to improve response time, minimize disruption, and attain better management control in handling critical events. The CEM platform will also integrate with leading Governance, Risk and Compliance (GRC) as well as Business Continuity Planning (BCP) solutions.

“Many of our over 3,000 corporate and government customers have told us that they are spending hundreds of thousands of dollars supporting separate command centers for security, IT, and supply chain operations, and yet they still struggle to manage the increasing number of critical events affecting their enterprises,” said Jaime Ellertson, CEO, Everbridge. “We believe CEM can provide a unified understanding of these critical events through a common platform that will enable a higher level of situational intelligence and collaboration, ultimately reducing the cost and overall impact to operations.”

“Leveraging Everbridge’s deep and complementary technical capabilities will enhance our ability to provide even more strategic value and expertise to our customers,” said Mark Morrison, CEO, IDV Solutions. “The ability to combine security, supply chain and IT operations threats and incidents in one common view, ensure all the relevant stakeholders are informed and receive feedback from them, have continuous visibility into the status of remediation, and analyze team performance over time to identify bottlenecks and make improvements will greatly enhance the impact of our current solutions.”

Financial Information

The aggregate consideration paid by Everbridge was approximately $18.7 million in cash, with additional time and performance-based cash payments that could total as much an additional $8.7 million. Everbridge will provide specific information on the expected impact of the acquisition on Everbridge’s financial results after completing its purchase accounting review. In addition, as previously announced, Everbridge will report its fourth quarter and full year 2016 financial results on February 27, 2017, at which time it will also provide guidance for its business for the first quarter and full year 2017.

About Everbridge:

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides critical communications and enterprise safety applications that enable customers to automate and accelerate the process of keeping people safe and businesses running during critical events. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events such as IT outages or cyber incidents, over 3,000 global customers rely on the company’s SaaS-based platform to quickly and reliably construct and deliver contextual notifications to millions of people at one time. The company’s platform sent over 1.5 billion messages in 2016, and offers the ability to reach more than 200 countries and territories with secure delivery to over 100 different communication devices. The company’s critical communications and enterprise safety applications, which include Mass Notification, Incident Management, IT Alerting, Safety Connection™, Community Engagement™, Secure Messaging and Internet of Things, are easy-to-use and deploy, secure, highly scalable and reliable. Everbridge serves 8 of the 10 largest U.S. cities, 8 of the 10 largest U.S.-based investment banks, all four of the largest global accounting firms, 24 of the 25 busiest North American airports and 6 of the 10 largest global automakers. Everbridge is based in Boston and Los Angeles with additional offices in San Francisco, Beijing and London. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

About IDV Solutions, LLC

IDV Solutions, LLC empowers organizations to take command of risk by delivering threat assessment and command center software that is used to protect people and assets, ensure continuity of operations and create competitive advantage. Its Visual Command Center® software is a visualization platform for situation intelligence and response used in organizational functions such as business continuity, security, supply chain and operations to mitigate or eliminate the impact of risk. By helping organizations in the Global 2000 and government transform their understanding and visibility of actions, they are able to excel at managing operational risk. For more information, please visit idvsolutions.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, and our goal to maintain market leadership and extend the markets in which we compete for customers. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to market and sell newly acquired products; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to successfully integrate businesses and assets that we may acquire; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on November 14, 2016. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Investor Contact:

Garo Toomajanian

ICR

IR@everbridge.com

818-230-9712

Media Contact:

Jeff Benanto

Everbridge

jeff.benanto@everbridge.com

781-373-9879